Exhibit 5.1

1313 North Market Street P.O. Box 951 Wilmington, DE 19899-0951 302 984 6000 www.potteranderson.com

August 1, 2018

Orthofix Medical Inc.

3451 Plano Parkway

Lewisville, Texas 75056

Re:	Post-Effective Amendment No. 1 to Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special Delaware counsel to Orthofix Medical Inc., a Delaware corporation (the “Company”), and, prior to domesticating to the State of Delaware (the “Domestication”), formerly a limited liability company (naamloze vennootschap) existing under the laws of Curaçao under the name Orthofix International N.V. The Domestication was effected pursuant to Section 388 of the General Corporation Law of the State of Delaware (the “DGCL”). We are attorneys duly qualified to practice law in the State of Delaware. We have been asked by the Company to provide you with our opinion with respect to certain matters of Delaware law.

Effective as of 11:59 p.m. Eastern Time on July 31, 2018, the Company consummated the Domestication and changed its jurisdiction of organization from Curaçao to the State of Delaware by converting pursuant to Articles 304 and 305 of Book 2 of the Curaçao Civil Code and domesticating in, and continuing as a corporation incorporated under the laws of, the State of Delaware pursuant to Section 388 of the DGCL. The Domestication was subject, among other things, to approval by the Company’s shareholders. The Company’s shareholders approved the Domestication at the Company’s Annual General Meeting of Shareholders on July 17, 2018. In connection with the Domestication, the Company was renamed “Orthofix Medical Inc.” At the effective time of the Domestication, the then issued and outstanding common shares of Orthofix International N.V., ten United States cents ($0.10) par value per share, automatically converted by operation of law and in accordance with the resolutions of the Company’s Board of Directors authorizing the Domestication, on a one-for-one basis, into shares of common stock of Orthofix Medical Inc., ten United States cents ($0.10) par value per share.

This opinion is being rendered at the request of the Company in connection with the above-referenced Post-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-4 (File No. 333-224407) filed by the Company on August 1, 2018 with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the Domestication (the “Post-Effective Amendment”).

In connection with the opinions set forth herein, we have reviewed the following documents:

1. A copy of the certificate of corporate domestication of the Company filed with the Secretary of State of the State of Delaware pursuant to Section 388 of the DGCL on July 31, 2018, effective as of 11:59 p.m. Eastern Time on July 31, 2018 (the “Certificate of Domestication”);

2. A copy of the certificate of incorporation of the Company filed with the Secretary of State of the State of Delaware in accordance with Sections 103 and 388 of the DGCL on July 31, 2018, effective as of 11:59 p.m. Eastern Time on July 31, 2018 (the “Delaware Certificate of Incorporation”);

3. A copy of the bylaws of the Company (the “Bylaws”);

4. Resolutions of the Board of Directors of the Company, dated April 23, 2018, relating to, among other things, the Registration Statement on Form S-4 (File No. 333-224407) filed by the Company on April 23, 2018, as subsequently amended by Amendment No. 1 thereto filed by the Company on May 24, 2018 (the “Registration Statement”), and the Domestication;

5. Resolutions of the Board of Directors of the Company, dated July 20, 2018, relating to, among other things, authorization of the date and time of the Domestication;

6. The Registration Statement; and

7. The Post-Effective Amendment.

For purposes of the opinions set forth herein, we have not reviewed any documents other than the documents listed in (1) through (7) above. In particular, we have not reviewed, and express no opinion on, any document (other than the documents listed in (1) through (7) above) that is referred to or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions set forth herein.

In addition, we have conducted no independent factual investigation of our own but rather have relied solely on the foregoing documents, the statements and information set forth therein, and the additional matters related or assumed therein, all of which we have assumed to be true, complete, and accurate.

Based upon the foregoing and subject to the assumptions, qualifications, exceptions, and limitations set forth herein, we are of the opinion that:

1. The Company was domesticated in, and is continuing as a corporation incorporated under the laws of, the State of Delaware.

2. The validly issued, fully paid, and nonassessable common shares, ten United States cents ($0.10) par value per share, of Orthofix International N.V. that were outstanding immediately prior to the Domestication were converted by operation of law and in accordance with the resolutions of the Company’s Board of Directors authorizing the Domestication into an equivalent number of duly authorized, validly issued, fully paid, and non-assessable shares of common stock, ten United States cents ($0.10) par value per share, of the Company.

The foregoing opinions are subject to the following assumptions, qualifications, exceptions, and limitations:

a. We have assumed that immediately prior to the Domestication, Orthofix International N.V. was duly organized, validly existing and in good standing under the laws of Curaçao and had the full power, authority, and legal right to effect the Domestication.

a. We have assumed that, at all times relevant for purposes of rendering this opinion, the laws of Curaçao authorized and permitted the Domestication.

b. We have assumed that, prior to the effective time of the Domestication, the shareholders of the Company approved the Domestication in compliance with the applicable laws of Curaçao and the Orthofix International N.V.’s organizational documents, and that the Domestication was duly authorized by the Company in compliance with the applicable laws of Curaçao.

c. We have assumed that all necessary action was taken, or will be taken, under the applicable laws of Curaçao to authorize and permit the Company to domesticate in the State of Delaware pursuant to Section 388 of the DGCL and that any and all consents, approvals, and authorizations from applicable Curaçao governmental and regulatory authorities required to authorize and permit the Company to domesticate in the State of Delaware pursuant to Section 388 of the DGCL have been, or will be, obtained.

e. We have assumed that the Certificate of Domestication and the Certificate of Incorporation were duly authorized and executed and duly filed with the Secretary of State of the State of Delaware in accordance with Sections 103 and 388 of the DGCL.

f. With respect to the foregoing documents, we have assumed (i) the genuineness of all signatures on documents examined by us, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to authentic originals of all documents submitted to us as certified, conformed, or other copies, and (iv) that the documents, in the forms submitted to us for review, have not been and will not be altered or amended in any respect.

g. This opinion is limited to the laws of the State of Delaware presently in effect. We have not considered, and we express no opinion on, the laws of any other jurisdiction, including federal laws of the United States (including, without limitation, federal laws and rules and regulations relating to securities) or the laws of Curaçao. In addition, we express no opinion as to the antitrust or securities laws of the State of Delaware and the rules and regulations relating to either thereof. We assume no obligation to revise or supplement this opinion if any applicable laws change after the date of this opinion by legislative action, judicial decision, or otherwise, or if we become aware of any facts that might change the opinions expressed above after the date of this opinion.

We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and the reference to Potter Anderson and Corroon LLP under the caption “Legal Matters” in the Registration Statement. In giving the foregoing consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. This opinion is limited to the specific matters set forth herein and is rendered solely for your benefit. Except as stated above, this opinion may not be relied upon by any other person or entity, or be furnished or quoted to any person or entity, without our prior written consent.

Very truly yours,

/s/ Potter Anderson & Corroon LLP

Potter Anderson & Corroon LLP